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EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the accompanying Quarterly Report of Sharps Compliance Corporation (the "Company") on Form 10-QSB for the quarter ended December 31, 2002 (the "Report"), I, Burt J. Kunik, Chief Executive Officer of the Company, hereby certify that to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2003	/s/ BURT J. KUNIK Burt J. Kunik, Chief Executive Officer

        In connection with the accompanying Quarterly Report of Sharps Compliance Corporation (the "Company") on Form 10-QSB for the quarter ended December 31, 2002 (the "Report"), I, Gary Shell, Chief Financial Officer of the Company, hereby certify that to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2003	/s/ GARY SHELL Gary Shell, Chief Financial Officer

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  EXHIBIT 99.1